Exhibit 5.1

Holland & Knight Draft

October 31, 2025

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799

Holland & Knight LLP | www.hklaw.com

October 31, 2025

New America Acquisition I Corp.

590 Madison Avenue, 39th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as Florida counsel to New America Acquisition I Corp, a Florida corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1, as amended prior to being declared effective (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission. The Registration Statement relates to an underwritten public offering and sale of (i) 30,000,000 units and (ii) up to 4,500,000 additional units for which the underwriters have been granted an over-allotment option (collectively, the “Units”), with each Unit consisting of one share (each a “Share”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant (each a “Warrant” and, collectively, the “Public Warrants”) to purchase one share of the Company’s Class A Common Stock (each a “Public Warrant Share”).

In connection with this opinion letter, we have examined the Registration Statement and originals or copies certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Articles of Incorporation, form of Second Amended and Restated Articles of Incorporation, form of Bylaws and form of Warrant Agreement, each as attached as an exhibit to the Registration Statement, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company, as to questions of fact material to this opinion letter.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas |

Denver | Fort Lauderdale | Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia | Portland

Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

New America Acquisition I Corp. October 31, 2025 Page 2

Based upon the foregoing, we are of the opinion that the Shares and the Public Warrant Shares have been duly authorized by the Company and, when the Registration Statement becomes effective under the Act, the Shares and the Public Warrant Shares issued and delivered by the Company against receipt of the purchase price or exercise price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We are opining solely on applicable statutory provisions of Florida corporate law, including the rules and regulations underlying those provisions, and we are not opining as to the Units or the Public Warrants constituting legally binding obligations of the Company under the laws of the State of New York.

In addition, the foregoing opinion is qualified to the extent that no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your Florida counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP